BancorpSouth, Inc. Financial Information As of and for the three months ended September 30, 2014 Exhibit 99.2

Forward Looking Information

Certain statements contained in this presentation and the accompanying slides may not be based upon historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the
Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,”
“foresee,” “hope”, “intend,” “may,” “might,” “plan,” “will,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, statements relating to the terms, timing and closings of the proposed mergers with Ouachita Bancshares Corp. and Central Community Corporation, the Company’s ability to satisfy the requirements of the consent order issued by the FDIC and the Mississippi Department of Banking and Consumer Finance
(“Mississippi Banking Department”), the findings and results of the investigation by the Consumer Financial Protection Bureau (the “CFPB”) of the Company’s fair lending practices, the impact of certain claims and ongoing, pending or threatened litigation, administrative and investigatory matters, the Company’s undertaking and performance of the necessary actions to remediate and fully resolve those concerns regarding the Company’s procedures, systems and processes related to certain of its compliance programs, including its Bank Secrecy Act and anti-money-laundering programs, that have been identified by its federal bank regulators, the acceptance by customers of Ouachita Bancshares Corp. and Central Community Corporation of the Company’s
products and services if the proposed mergers close, non-accrual loans and any uncertainty regarding repayment, or determinations of impairment, of such non-accrual loans, revenue estimates for the Company’s operations in Houston, Texas following the closing of the transaction with GEM, the retention of key personnel, Knox’s continued operations and generation of revenues, the Company’s opportunities to grow organically and through acquisitions, the Company’s ability to enhance market share in existing markets and to gain acceptance of the Company generally in new markets, the Company’s focus on and impact of cost-saving initiatives, the Company’s ability to improve efficiency, trends in the Company’s operating expenses, and the Company’s use of non-
GAAP financial measures.
The Company cautions you not to place undue reliance on the forward-looking statements contained in this this presentation and the accompanying slides in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, the ability of the Company to resolve to the satisfaction of its federal bank regulators those identified concerns regarding the Company’s procedures, systems and processes related to certain of its compliance programs, including its Bank Secrecy Act and anti-money-laundering programs, the Company’s ability to comply with the consent order issued by the FDIC and the Mississippi Banking Department, the findings and results of the CFPB in its review of the Company’s fair lending practices, the impact of certain claims and ongoing, pending or threatened litigation, administrative and investigatory matters, the impact of the loss of any key Company personnel, the findings and results of the Consumer Financial Protection Bureau in its review of the Company’s fair lending practices, the ability of the Company, Ouachita Bancshares Corp. and Central Community Corporation to obtain regulatory approval of and close the proposed mergers, the potential impact upon the Company of the delay in the closings of these proposed mergers, the ability of the Company to retain key personnel after the closings of these proposed mergers and the Knox acquisition, the impact of the Company’s restructuring of its management, the conditions in the financial markets and economic conditions generally, the adequacy of the Company’s provision and allowance for credit losses to cover actual credit losses, the credit risk associated with real estate construction, acquisition and development loans, losses resulting from the significant amount of the Company’s other real estate owned, limitations on the Company’s ability to declare and pay dividends, the impact of legal or administrative proceedings, the availability of capital on favorable terms if and when needed, liquidity risk, governmental regulation, including the Dodd-Frank Act, and supervision of the Company’s operations, the short-term and long-term impact of changes to banking capital standards on the Company’s regulatory capital and liquidity, the impact of regulations on service charges on the Company’s core deposit accounts, the susceptibility of the Company’s business to local economic or environmental conditions, the soundness of other financial institutions, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, reputational risk, the impact of hurricanes or other adverse weather events, any requirement that the Company write down goodwill or other intangible assets, diversification in the types of financial services the Company offers, the Company’s ability to adapt its products and services to evolving industry standards and consumer preferences, competition with other financial services companies, risks in connection with completed or potential acquisitions, the Company’s growth strategy, interruptions or breaches in the Company’s information system security, the failure of certain third-party vendors to perform, unfavorable ratings by rating agencies, dilution caused by the Company’s issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, other factors generally understood to affect the assets, business, cash flows, financial condition, liquidity, prospects and/or results of operations of financial services companies and other factors detailed from time to time in the Company’s press releases and filings with the
Securities and Exchange Commission. Forward-looking statements speak only as of the date that they were made, and, except as required by law, the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this this presentation and the accompanying slides. Unless otherwise noted, any quotes in this this presentation and the accompanying slides can be attributed to company management.

Q3 Highlights
As of and for the three months ended September 30, 2014
Net income of $28.8 million, or $0.30 per diluted share
Net operating income of $30.8 million, or $0.32 per diluted share
Progress toward remediating Bank Secrecy Act (“BSA”) and anti-money-laundering
(“AML”) compliance weaknesses
Incurred one-time pre-tax costs of $3.1 million during the quarter
Ongoing costs expected to total approximately $3 million annually
Generated net loan growth of $198.9 million, or 8.5% annualized
Net interest margin increased to 3.62%
Continued credit quality improvement

Recent Quarterly Results
Dollars in millions, except per share data
NM – Not Meaningful

9/30/14 6/30/14 9/30/13 vs 6/30/14
Net interest revenue 105.6 $       103.1 $       100.2 $       2.5% 5.4%
Provision for credit losses 0.0 0.0 0.5 NM (100.0)
Noninterest revenue 69.3 69.8 62.5 (0.8) 10.8
Noninterest expense 133.7 128.0 129.4 4.5 3.3
Income before income taxes 41.2 45.0 32.9 (8.4) 25.4
Income tax provision 12.4 14.1 8.0 (11.9) 55.2
Net income 28.8 $         30.9 $         24.9 $         (6.8) % 15.8%
Net income per share:  diluted 0.30 $         0.32 $         0.26 $         (6.3) % 15.4%
      Three Months Ended % Change
vs 9/30/13

Noninterest Revenue
Dollars in thousands

9/30/14 6/30/14 9/30/13 vs 6/30/14
Mortgage lending revenue 6,938 9,089 5,134 (23.7) 35.1
Credit card, debit card and merchant fees 8,972 8,567 8,834 4.7 1.6
Deposit service charges 13,111 12,437 13,679 5.4 (4.2)
Insurance commissions 29,246 28,621 23,800        2.2 22.9
Wealth management 5,961 5,828 6,057 2.3 (1.6)
Other 5,050 5,296 5,010 (4.6) 0.8
        Total noninterest revenue 69,278 $     69,838 $     62,514 $     (0.8) % 10.8%
% of total revenue 39.6% 40.4% 38.4%
Three Months Ended % Change
vs 9/30/13

Noninterest Expense
Dollars in thousands
NM – Not Meaningful

9/30/14 6/30/14 9/30/13 vs 6/30/14
Salaries and employee benefits 77,453 74,741 73,532 3.6 5.3
Occupancy, net of rental income 10,313 10,245 10,360 0.7 (0.5)
Equipment 4,205 4,169 4,555 0.9 (7.7)
Deposit insurance assessments 2,125 2,035 3,325          4.4 (36.1)
Write-off and amortization of bond issue cost 12 12 2,907 0.0 (99.6)
Advertising & public relations 2,142 2,188 2,315 (2.1) (7.5)
Foreclosed property expense 5,721 4,202 3,298 36.1 73.5
Data processing, telecom & computer software 7,476 7,972 7,189 (6.2) 4.0
Amortization of intangibles 1,126 1,148 686 (1.9) 64.1
Legal 2,620 3,002 4,626 (12.7) (43.4)
Merger expense 188 1,009 0 (81.4) NM
Postage and shipping 1,103 1,116 1,027 (1.2) 7.4
Other miscellaneous expense 19,215 16,115 15,577 19.2 23.4
        Total noninterest expense 133,699 $   127,954 $   129,397 $   4.5% 3.3%
Non-operating items:
Merger expense 188 1,009 0
BSA-AML charge 3,069 0 0
Legal charge 0 0 1,750
Write off of unamortized TRUPS issue cost 0 0 2,885
        Total 3,257 $       1,009 $       4,635 $
Three Months Ended % Change
vs 9/30/13

Loan Portfolio
Dollars in millions
Net loans and leases

As of
9/30/14 6/30/14 9/30/13
Commercial and industrial 1,714 $   1,700 $   1,504 $   3.3% 14.0%
Real estate:
Consumer mortgages 2,191      2,072      1,931      22.9   13.5
Home equity 518         507         490         8.8      5.7
Agricultural 242         238         235         6.7      3.2
Commercial and industrial-owner occupied 1,509      1,506      1,422      0.8      6.1
Construction, acquisition and development 820         772         724         24.4   13.3
Commercial 1,917      1,902      1,795      3.1      6.8
Credit Cards 109         109         105         1.0      4.1
Other 491         507         567         (12.5) (13.5)
Total 9,511 $   9,312 $   8,773 $   8.5% 8.4%
vs 9/30/13
% Change
vs 6/30/14
Annualized

Mortgage and Insurance Revenue
Dollars in thousands

Mortgage Lending Revenue
9/30/14 6/30/14 3/31/14 12/31/13 9/30/13
Origination revenue 3,736 $      8,758 $      1,964 $      3,590 $      2,862 $
Servicing revenue 4,113         4,058         4,115         4,361         4,072
MSR payoffs/paydowns (1,559)        (1,616)        (1,138)        (1,240)        (1,560)
MSR valuation adjustment 648            (2,111)        (1,547)        2,894         (240)
Total mortgage lending revenue 6,938 $      9,089 $      3,394 $      9,605 $      5,134 $
Production volume 305,730 $ 291,010 $ 197,110 $ 222,282 $ 341,854 $
Purchase money production 244,584 $ 241,538 $ 143,890 $ 160,043 $ 229,042 $
Mortgage loans sold 225,444 $ 264,478 $ 143,213 $ 200,665 $ 371,271 $
Margin on loans sold 1.66% 3.31% 1.37% 1.79% 0.77%
Insurance Commission Revenue
Property and casualty commissions 22,746 $   21,576 $   19,987 $   15,588 $   18,372 $
Life and health commissions 5,128         5,549         5,010         4,525         4,061
Risk management income 708            617            705            648            628
Other 664            879            5,897         636            739
Total insurance commissions 29,246 $   28,621 $   31,599 $   21,397 $   23,800 $
Three Months Ended

NPLs decreased $4.7 million, or 6.4%, and NPAs declined $17.3 million, or 13.4%, quarter over quarter
OREO decreased $12.6 million, or 22.7%, quarter over quarter
Near-term delinquencies declined to $24.4 million
No provision for credit losses recorded, which is consistent with no recorded provision for the second quarter of 2014 and a decline from
$0.5 million for the third quarter of 2013
Net charge-offs were $3.2 million for the third quarter compared with
$2.6 million for the second quarter of 2014 and $7.6 million for the third quarter of 2013
58% of non-accrual loans were paying as agreed
Credit Quality Highlights
As of and for the three months ended September 30, 2014
“Paying as agreed” includes loans that are less than 30 days past due with payments occurring at least quarterly

$625
$500
$375
$250
$125
$0
$110
$46
$64
$246
$59
$186
$295
$59
$236
$370
$68
$302
$492
$83
$409
$528
$133
$394
$561
$136
$425
$531
$151
$380
$525
$163
$363
$496
$174
$322
$453
$168
$285
$411
$144
$267
$376
$128
$247
$337
$103
$234
$303
$96
$207
$256
$88
$168
$221
$77
$144
$190
$69
$120
$157
$64
$93
$129
$55
$74
$112
$43
$69
4Q 08
4Q 09
1Q 10
2Q 10
3Q 10
4Q 10
1Q 11
2Q 11
3Q 11
4Q 11
1Q 12
2Q 12
3Q 12
4Q 12
1Q 13
2Q 13
3Q 13
4Q 13
1Q 14
2Q 14
3Q 14
NPLs
OREO

BancorpSouth®
Right Where You Are

NPA Improvement
Dollars in millions
NPLs consist of nonaccrual loans, loans 90+ days past due and restructured loans
NPAs consist of NPLs and other real estate owned
Total NPAs Have Declined Approximately 50% in the Last 12 Months

Summary
Non-Financial Highlights
Progress toward remediating BSA/AML compliance weaknesses
Loan production office openings
• Opened second office in Houston, TX market
• Chattanooga, TN
Financial Highlights
Meaningful net loan growth
Improvement in net interest margin
Growth in certain non-interest revenue sources
Continued credit quality improvement
Q&A